Exhibit 2.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "STREETSHARES, INC. ", FILED IN THIS OFFICE ON THE THIRD DAY OF DECEMBER, A.D. 2013, AT 5:44 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5443289 8100 131372649 You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 0948717 DATE: 12-05-13

State of Delaware Secretary of State Division of Corporations Delivered 05:44 PM 12/03/2013 FILED 05:44 PM 12/03/2013 SRV 131372649 - 5443289 FILE

Certificate of Incorporation

of

StreetShares, Inc.

The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes stated below, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

I.

The name of this corporation is StreetShares, Inc. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is the Corporation Service Company.

III.

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

This Corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is 11,500,000, each having a par value of $0.0001 per share.

V.

A.           The management of the business and the conduct of the affairs of the Corporation will be vested in its Board of Directors. The number of directors which will constitute the whole Board of Directors will be fixed by the Board of Directors in the manner provided in the Bylaws.

B.           Except as may otherwise be provided in the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors will also have the power to adopt, amend or repeal Bylaws.

VI.

A.           The liability of the directors for monetary damages will be eliminated to the fullest extent under applicable law.

1.

B.           Any repeal or modification of this Article VI will be prospective and will not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or later prescribed by statute, and all rights conferred upon the stockholders in this Certificate are granted subject to this reservation.

VIII.

The name and the mailing address of the Sole Incorporator is as follows:

Mark L. Rockefeller

11921 Freedom Drive, Suite 550

Reston, VA 20190

********

2.

This Certificate has been executed as of December 3, 2013 by the undersigned who affirms that the statements made in this Certificate are true and correct.

/s/ Mark L. Rockefeller
Mark L. Rockefeller
Sole Incorporator

3.

December 4, 2013

Street Shares, LLC
11921 Freedom Drive, Suite 550
Reston, VA 20190

State of Delaware, Secretary of State

Division of Corporations

P.O. Box 898

Dover, DE 19903

Dear Sir or Madam:

Subject: Consent Letter

On July 4, 2013, I caused to be executed a Certificate of Formation for StreetShares, LLC. Such Certificate was filed with your office on July 15, 2013. I am the majority owner and CEO of StreetShares, LLC.

As Sole Incorporator, I now cause to be executed a Certificate of Incorporation for StreetShares, Inc., and have asked Cooley LLP to file such with your office on my behalf.

StreetShares, LLC grants permission to StreetShares, Inc. to use the name “StreetShares” in its corporate name in Delaware, without limitation.

Should you have any questions about this consent letter, I may be reached at mrockefeller@streetshares.com or 703.736.8087.

Sincerely,

/s/ Mark L. Rockefeller
Mark L. Rockefeller CEO, StreetShares, LLC

Encl.: Copy of StreetShares, LLC filed Certificate of Formation